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                                                                     Exhibit 5a.
                                                                     -----------


                                  June 7, 1999

Medcare Technologies, Inc.
1515 West 22nd Street, Suite 1210
Oak Brook, IL 60523

Ladies and Gentlemen:

          We have acted as special counsel to Medcare Technologies, Inc., a Delaware corporation (the "Company"), in connection with the offering (the "Offering") by certain stockholders of the Company of the Company's common stock, par value $0.001 per share (the "Common Stock") as described in the Company's Registration Statement on Form SB-2 (Reg. No. 333-41611) (the "Registration Statement"). At your request, this letter is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Incorporation of the Company, as amended, and the Company's by-laws;

          (b) The Registration Statement, including the prospectus constituting a part thereof (the "Prospectus");

          (c) Minutes and records of the corporate proceedings of the Company relating to the Offering; and

          (d)  A form of stock certificate representing the Common Stock.

          We have made such legal investigation as we deemed necessary for purposes of this opinion. In that investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity and proper execution of the originals of such copies. We have not made any independent factual investigation, have relied without such investigation on all the listed documents, and disclaim any duty to make such an independent factual investigation.

          Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) the shares of Common Stock to be sold thereunder have been issued upon the terms and conditions set forth in the Registration Statement (including, in the case of shares issued pursuant to the exercise of warrants or options, the receipt by the Company of payment therefor in accordance with the terms thereof), then such shares of Common Stock will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Experts and Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you
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with respect to any matter that comes to our attention hereafter.

                                      Very truly yours,

                                      /s/ Barack Ferrazzano Kirschbaum Perlman &
                                      Nagelberg

                                      BARACK FERRAZZANO KIRSCHBAUM
                                      PERLMAN & NAGELBERG